Exhibit 31.2

CERTIFICATION

I, Michael R. Dugan, certify that:

1.	I have reviewed this annual report on Form 10-K/A of GP Strategies Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2019

/s/ Michael R. Dugan
Michael R. Dugan
Executive Vice President and Chief Financial Officer